Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-273424 on Form S-8 of our report dated June 25, 2026, appearing in this Annual Report on Form 11-K of the Columbia Bank 401(k) and Profit Sharing Plan for the year ended December 31, 2025.

/s/ Aprio, LLP

Lake Oswego, Oregon
June 25, 2026